Exhibit 99.1

Investor Relations Contact:
Leslie Green
Green Communications Consulting, LLC
(650) 312-9060
leslie@greencommunicationsllc.com

NetLogic Microsystems Announces Fourth Quarter and Fiscal 2008 Financial Results

•	FY 2008 Net Revenues: $139.9 million

•	Q4 FY 2008 Net Revenues: $30.9 million

•	Q4 FY 2008 GAAP Net Loss: $0.9 million; $0.04 per share (diluted)

•	Q4 FY 2008 Non-GAAP Net Income: $7.0 million; $0.30 per share (diluted)

MOUNTAIN VIEW, Calif. – February 3, 2009 – NetLogic Microsystems, Inc. (NASDAQ: NETL), the leader in the design and development of knowledge-based processors and high-speed integrated circuits, today announced financial results for its fourth quarter and fiscal year ended December 31, 2008.

Revenue for the fourth quarter of 2008 was $30.9 million compared with $38.3 million for the third quarter of 2008 and with $32.3 million for the fourth quarter of 2007.

Fourth quarter 2008 net loss, determined in accordance with generally accepted accounting principles (GAAP), was $0.9 million or $0.04 per diluted share. By comparison, GAAP net income was $1.3 million or $0.06 per diluted share for the third quarter of 2008 and GAAP net loss was $4.8 million or $0.23 per diluted share for the fourth quarter of 2007.  GAAP net income included stock-based compensation expense, the amortization of intangible assets, in-process research and development expense, and a fair value inventory adjustment.  Excluding these items, non-GAAP net income for the fourth quarter of 2008 was $7.0 million or $0.30 per diluted share, compared with $0.42 per diluted share for the third quarter of 2008 and $0.33 per diluted share for the fourth quarter of 2007.

For the fourth quarter of 2008, cash, cash equivalents and short-term investments increased by $10.6 million to $96.5 million.

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NetLogic Microsystems, Inc. Announces Fourth Quarter and Fiscal Year 2008 Results
February 3, 2009

For the fiscal year ended December 31, 2008, revenue was $139.9 million, up 28 percent from $109.0 million for the fiscal year ended December 31, 2007.  Net income, in accordance with GAAP for the year ended December 31, 2008, was $3.8 million or $0.18 per diluted share, compared with a net income of $2.6 million or $0.12 per diluted share for the year ended December 31, 2007. Non-GAAP net income for the fiscal year ended December 31, 2008, was $34.7 million or $1.50 per diluted share, excluding stock-based compensation expense, the amortization of intangible assets and fair value inventory adjustments. Non-GAAP net income for the year ended December 31, 2007 was $26.7 million or $1.20 per share, excluding stock-based compensation excluding stock-based compensation expense, the amortization of intangible assets, fair value inventory adjustments, the impact of a deferred tax asset valuation allowance release, the tax effect of an intercompany license agreement and in-process research and development expense.

Management Qualitative Comments

“Continued strong engineering and operational execution throughout 2008 allowed us to greatly advance our technology roadmap through the introduction of a broad range of new products across both our knowledge-based processing and physical layer product portfolios,” said Ron Jankov, president and CEO.  “In addition, we successfully completed the conversion of the majority of our knowledge-based processor product line to 55 nanometer process technology, a very significant and unique achievement.  This upgrade gives us significant advantages over competing solutions in terms of our performance, power usage, size and cost-efficiency and underscores our commitment to technology leadership.  By leveraging these accomplishments, we have established the strongest portfolio of design wins in the company’s history and have opened up new emerging growth markets for our products, including datacenters, mobile wireless infrastructure and network security.  We believe that the expansion of our markets, coupled with industry-leading products, strong customer relationships and a solid financial model will drive our continued success in the coming years.”

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NetLogic Microsystems, Inc. Announces Fourth Quarter and Fiscal Year 2008 Results
February 3, 2009

 Recent Highlights

•
In January, NetLogic Microsystems announced the introduction of the NL9000 knowledge-based processor as part of the launch of its fifth-generation knowledge-based processor family.  The NL9000 processor is the industry’s first fully-programmable “hybrid” knowledge-based processor that features the convergence of high-performance, massively parallel knowledge-based processing with flexible, power-efficient algorithmic Sahasra™ technology.  This architecture dramatically reduces power consumption while delivering best-in-class performance and functionality for next-generation IPTV and advanced mobile wireless networks.

•
During the first quarter, NetLogic Microsystems introduced its AEL2020 dual-port SFP+ 10-Gigabit Ethernet PHY and AEL3020 dual-port 10GBASE-KR PHY products specifically optimized for advanced datacenter applications with the industry's lowest power, smallest package footprint and lowest latency.

•
NetLogic Microsystems announced in April that it has started initial production shipments of its NL71024XT knowledge-based processor. This new device delivers up to three times higher IPv6 header processing performance compared with competing solutions, and has been optimized for next-generation Terabit routers and switches to accelerate Internet Protocol version 6 (IPv6) routing, quad-play convergence of video, voice, data and mobility, Internet Protocol Television (IPTV), WebTV and peer-to-peer (P2P) communications.

•
In April, NetLogic Microsystems announced the availability of its NETLiteTM processors targeted at next-generation merchant silicon switching and network processors. The NL56615 and NL3380 NETLite processors are manufactured in TSMC's advanced 55nm process and interface to a new generation of merchant silicon switches and network processors to enable a multitude of intelligent packet-based protocols at wire-speed on multi-Gigabit systems at lower power consumption and higher port density.

•
During the second quarter, the company announced the availability and successful Tier 1 customer design win momentum of the NLS205 family of NETL7TM knowledge-based processors, the industry's first single-chip content processing solution that is capable of scaling from 250 Megabits per second (Mbps) to 2.5 Gigabits per second (Gbps) line-rate performance without requiring external memory. The NLS205 family of processors is targeted at high-volume applications such as security and networking systems for small and medium-sized businesses and datacenter servers.

•
During the second quarter, NetLogic Microsystems announced the new NLP2040 and NLP3040 PHY devices, the industry’s first quad-port 10 Gigabit Ethernet physical layer devices that deliver the highest performance and lowest power consumption for next-generation switches, routers and blade servers addressing the data center, enterprise networking, storage and service provider markets.

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NetLogic Microsystems, Inc. Announces Fourth Quarter and Fiscal Year 2008 Results
February 3, 2009

•
In October, NetLogic Microsystems announced the availability of its NLS220 Layer 7 knowledge-based processing solution, which provides up to 20Gbps of deep-packet inspection performance to accelerate advanced Layer 7 applications such as intrusion prevention, anti-virus/anti-spam, and application identification.

•
During the fourth quarter, the company announced it has developed the industry’s first 100 Gigabit Ethernet physical layer solution targeted at next-generation carrier, data center and access networks. The NLP10000 solution from NetLogic Microsystems incorporates innovations in high-speed PHY technology that will enable original equipment manufacturers (OEMs) to develop 100GE systems while minimizing power consumption and form factor.

•
Yesterday, the company announced that it has reached volume production of a complete redesign of its third-generation of knowledge-based processors in TSMC’s advanced, low-power 55nm process node.  The newly redesigned NL7512 knowledge-based processor family offers full backwards compatibility for current designs for a significant increase in both performance and functionality, using less than one-half of the power consumption of NetLogic Microsystems’ previous industry-leading third-generation products.  For new designs, this product family also offers an expanded instruction set version which includes the powerful instruction set improvements that are currently integrated into NetLogic Microsystems’ industry-leading carrier-class NL71024XT knowledge-based processor specifically targeted at accelerating the processing of IPv6 packets.

Conference Call

NetLogic Microsystems will hold its fourth quarter and fiscal year 2008 financial results conference call today at 1:30 p.m. Pacific time.  To listen to the conference call, dial (800)869-0865 ten minutes prior to the start of the call, using the passcode 95898060.  International callers, dial (617)213-4564.  A taped replay will be made available approximately two hours after the conclusion of the call and will remain available for one week.  To access the replay, dial (888)286-8010 and enter passcode 73322408.  International callers dial (617)801-6888.

The conference call will be available via a live webcast on the investor relations section of NetLogic Microsystems’ web site at http://www.netlogicmicro.com.  Access the web site 15 minutes prior to the start of the call to download and install any necessary audio software.  An archived webcast replay will be available on the web site for three months.

About NetLogic Microsystems

NetLogic Microsystems, Inc. (NASDAQ: NETL), a fabless semiconductor company headquartered in Mountain View, California, designs, develops and markets high-performance knowledge-based processors and high-speed integrated circuits that accelerate the delivery of voice, video, data and multimedia content for advanced enterprise, datacenter, communications and mobile wireless networks. NetLogic Microsystems’ products include high-performance knowledge-based processors, application-aware content processors, 10-Gigabit Ethernet interconnects and network search engines that are being deployed by Tier 1 original equipment manufacturers (OEMs) in leading systems such as routers, switches, wireless infrastructure equipment, network security appliances, datacenter servers, network access equipment and network storage devices. NetLogic Microsystems’ knowledge-based processors and content processors employ an advanced processor architecture and a large knowledge or signature database containing information on the network, as well as applications and content that run on the network, to make complex decisions about individual packets of information traveling through the network. NetLogic Microsystems’ products significantly enhance the performance and functionality of next-generation networks that are designed to deliver high-definition video delivery over the Internet (IPTV), media-rich content over advanced mobile wireless services, voice transmission over the Internet (VoIP) and network security applications. For more information about products offered by NetLogic Microsystems, call +1-650-961-6676 or visit the NetLogic Microsystems Web site at http://www.netlogicmicro.com.

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NetLogic Microsystems, Inc. Announces Fourth Quarter and Fiscal Year 2008 Results
February 3, 2009

NetLogic Microsystems, the NetLogic Microsystems logo, NETLite, Sahasara and NETL7 are trademarks of NetLogic Microsystems, Inc. All other trademarks are the sole property of their respective holders.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding NetLogic Microsystems’ business which are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited to, customer acceptance and demand for our products, the volume of sales to our principal product customers, the timing of our receipt of customer orders during the quarter, manufacturing yields for our products, the timing of manufacture and delivery of product by our foundry suppliers, potential warranty claims and product defects, the length of our sales cycles, our average selling prices, our ability to successfully develop and sell new products, the strength of the OEM networking equipment market and the cyclical nature of that market and the semiconductor industry. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s reports on Forms 10-K and 10-Q, as well as other reports that NetLogic Microsystems files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and NetLogic Microsystems undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

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NetLogic Microsystems, Inc. Announces Fourth Quarter and Fiscal Year 2008 Results
February 3, 2009

NETLOGIC MICROSYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
(UNAUDITED)

	Three months ended		Year ended
	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
Revenue	$30,893	$32,254	$139,927	$109,033
Cost of revenue*	13,449	16,697	61,616	44,732
Gross profit	17,444	15,557	78,311	64,301
Operating expenses:
Research and development*	13,415	13,410	51,607	45,175
In-process research and development	-	1,610	-	1,610
Selling, general and administrative*	6,256	6,039	26,160	19,672
Total operating expenses	19,671	21,059	77,767	66,457
Income (loss) from operations	(2,227)	(5,502)	544	(2,156)
Interest and other income, net	355	703	1,503	4,463
Income (loss) before income taxes	(1,872)	(4,799)	2,047	2,307
Provision for (benefit from) income taxes	(986)	38	(1,782)	(288)
Net income (loss)	$(886)	$(4,837)	$3,829	$2,595
Net income (loss) per share - Basic	$(0.04)	$(0.23)	$0.18	$0.13
Net income (loss) per share - Diluted	$(0.04)	$(0.23)	$0.17	$0.12
Shares used in calculation - Basic	21,703	21,059	21,472	20,747
Shares used in calculation - Diluted	21,703	21,059	22,314	21,938

*	Includes the following amounts of stock-based compensation (in thousands):

	Three months ended		Year ended
	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
Cost of revenue	$193	$228	$1,030	$747
Research and development	2,940	3,261	9,474	9,933
Selling, general and administrative	1,395	1,699	5,581	5,366
Total	$4,528	$5,188	$16,085	$16,046

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NetLogic Microsystems, Inc. Announces Fourth Quarter and Fiscal Year 2008 Results
February 3, 2009

Non-GAAP Financial Information

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), this announcement of operating results contains non-GAAP financial measures that exclude the income statement effects of stock-based compensation, amortization of intangible assets, in-process research and development expense, fair value adjustments of acquired inventory, a net impact of deferred tax asset valuation allowance release, and the effects of excluding stock-based compensation upon the number of diluted shares used in calculating non-GAAP earnings per share.

We excluded stock-based compensation expense which is non-cash in nature and is difficult to predict as its valuation is affected by market forces that are not within the control of management. We also exclude amortization of intangibles, in-process research and development expenses, net impact of deferred tax asset valuation allowance release and fair value adjustments related to acquired inventory, as they are considered non-cash in nature and unrelated to our core operating performance.

We use the non-GAAP financial measures that exclude these items to make strategic decisions, forecast future results and evaluate the Company’s current performance. We believe that the presentation of non-GAAP financial measures that exclude these items is useful to investors because we do not consider these charges either part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that are used to evaluate management’s operating performance.

The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. For additional information regarding these non-GAAP financial measures, and management’s explanation of why it considers such measures to be useful, refer to the Form 8-K dated February 3, 2009 that the Company has submitted to the Securities and Exchange Commission.

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NetLogic Microsystems, Inc. Announces Fourth Quarter and Fiscal Year 2008 Results
February 3, 2009

NETLOGIC MICROSYSTEMS, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME
(IN THOUSANDS)
(UNAUDITED)

	Three months ended		Year ended
	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
GAAP net income (loss)	$(886)	$(4,837)	$3,829	$2,595
Reconciling items:
Stock-based compensation	4,528	5,188	16,085	16,046
In-process research and development	-	1,610	-	1,610
Amortization of intangible assets	3,325	3,927	13,300	5,211
Fair value adjustment related to the acquired inventory	47	1,710	1,470	1,791
Release of deferred tax asset valuation allowance	-	-	-	(28,674)
Tax effect of intercompany license agreement	-	-	-	28,140
Non-GAAP net income	$7,014	$7,598	$34,684	$26,719

NETLOGIC MICROSYSTEMS, INC.
RECONCILIATION OF GAAP DILUTED NET INCOME (LOSS) PER SHARE TO
NON-GAAP DILUTED NET INCOME PER SHARE
(UNAUDITED)

	Three months ended		Year ended
	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
GAAP net income (loss) per share - Diluted	$(0.04)	$(0.23)	$0.17	$0.12
Reconciling items:
Stock-based compensation	0.20	0.23	0.70	0.72
In-process research and development	-	0.07	-	0.07
Amortization of intangible assets	0.14	0.17	0.58	0.23
Fair value adjustment related to the acquired inventory	-	0.07	0.06	0.08
Release of deferred tax asset valuation allowance	-	-	-	(1.29)
Tax effect of intercompany license agreement	-	-	-	1.27
Difference in shares count between diluted GAAP and diluted non-GAAP calculations	-	0.02	(0.01)	-
Non-GAAP net income per share - Diluted	$0.30	$0.33	$1.50	$1.20

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NetLogic Microsystems, Inc. Announces Fourth Quarter and Fiscal Year 2008 Results
February 3, 2009

NETLOGIC MICROSYSTEMS, INC.
RECONCILIATION OF THE SHARES USED FOR GAAP DILUTED
NET INCOME (LOSS) PER SHARE CALCULATION TO THE SHARES USED FOR
NON-GAAP DILUTED NET INCOME PER SHARE CALCULATION
(IN THOUSANDS)
(UNAUDITED)

	Three months ended		Year ended
	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
Shares used in calculation - Diluted (GAAP)	21,703	21,059	22,314	21,938
The effect of removing stock-based compensation expense under FAS 123(R) for Non-GAAP presentation purpose	842	529	735	281
The effect of dilutive potential common shares due to reporting non-GAAP net income	507	1,169	-	-
Shares used in calculation - Diluted (Non-GAAP)	23,052	22,757	23,049	22,219

NETLOGIC MICROSYSTEMS, INC.
RECONCILIATION OF GAAP GROSS MARGIN TO NON-GAAP GROSS MARGIN
(IN THOUSANDS, EXCEPT PERCENTAGES)
(UNAUDITED)

	Three months ended				Year ended
	December 31, 2008		December 31, 2007		December 31, 2008		December 31, 2007
Total GAAP gross margin	$17,444	56.5%	$15,557	48.2%	78,311	56.0%	$64,301	59.0%
Reconciling items:
Stock-based compensation	193	0.6%	228	0.7%	1,030	0.7%	747	0.7%
Amortization of intangible assets	2,980	9.6%	3,671	11.4%	11,920	8.5%	4,955	4.5%
Fair value adjustment related to the acquired inventory	47	0.2%	1,710	5.3%	1,470	1.1%	1,791	1.6%
Total Non-GAAP gross margin	$20,664	66.9%	$21,166	65.6%	92,731	66.3%	$71,794	65.8%

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NetLogic Microsystems, Inc. Announces Fourth Quarter and Fiscal Year 2008 Results
February 3, 2009

NETLOGIC MICROSYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)
	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$83,474	$50,689
Short-term investments	13,067	-
Accounts receivables, net	8,382	14,838
Inventories	13,707	12,938
Deferred income taxes	3,217	9,382
Prepaid expenses and other current assets	1,937	3,320
Total current assets	123,784	91,167
Property and equipment, net	5,513	5,745
Goodwill	68,712	55,422
Intangible asset, net	39,538	52,837
Other assets	8,069	112
Total assets	$245,616	$205,283
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$7,618	$7,094
Accrued liabilities	25,920	13,286
Deferred margin	1,638	317
Software licenses and other obligations, current	755	2,528
Total current liabilities	35,931	23,225
Software licenses and other obligations, long-term	464	-
Deferred income taxes, net	-	2,132
Other liabilities	9,109	8,038
Total liabilities	45,504	33,395
Stockholders' equity:
Preferred stock	-	-
Common stock	219	213
Additional paid-in capital	275,635	251,241
Accumulated other comprehensive income (loss)	(13)	(8)
Accumulated deficit	(75,729)	(79,558)
Total stockholders' equity	200,112	171,888
Total liabilities and stockholders' equity	$245,616	$205,283

CONTACT: Green Communications Consulting, LLC
Leslie Green, 650-312-9060 (Investor Relations)
leslie@greencommunicationsllc.com
SOURCE: NetLogic Microsystems, Inc.